Exhibit 2.4

THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT

AMENDMENT NO. 3
TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO 3.    TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), is made as of September 7, 2022, by and among (a) PropTech Investment Corporation II, a Delaware corporation (“PTIC II”), (b) RW National Holdings, LLC, a Delaware limited liability company (the “Company”) and (c) Lake Street Landlords, LLC, a Delaware limited liability company (“Lake Street”), in its capacity as the representative of the application Company Unit Holders (in such capacity, the “Sellers’ Representative”). PTIC II, the Company and the Sellers’ Representative shall be referred to herein from time to time collectively as the “Parties”).

BACKGROUND

A.     PTIC II, the Company and the Sellers Representative entered into that certain Business Combination Agreement, dated as of May 17, 2022, as amended by that certain Amendment to Business Combination, dated May 27, 2022 and that certain Second Amendment to Business Combination, dated July 14, 2022 (the “Second Amendment”), (the “Business Combination Agreement”).

B.      In accordance with Section 9.3 of the Business Combination Agreement, the Parties desire to amend the Business Combination Agreement in accordance with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.      Capitalized Terms. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Business Combination Agreement.

2.      PTIC II Expenses. The parties agree that all amounts borrowed under that certain Promissory Note, dated September [•], 2022, by and among PTIC II and Sponsor (the “Promissory Note”), to the extent outstanding and not repaid by PTIC II (as set forth on the Schedule of Borrowings attached thereto) prior to the Closing, shall be a PTIC II Expense at Closing. For the avoidance of doubt, the full outstanding balance (of up to $250,000) on the Promissory Note at Closing, will be repaid as a PTIC II Expense at Closing.

3.      Offset Against Other PTIC II Sponsor Reimbursement Expenses. The parties agree that the repayment of such amounts borrowed and outstanding (of up to $250,000) pursuant to the Promissory Note and repaid at Closing shall reduce, on a dollar-for-dollar basis, that certain PTIC II Expense of $250,000 due and payable by PTIC II to Sponsor (such expenses, as described in greater detail in section 7(ii) of the Second Amendment, the “Sponsor Reimbursement Expenses”). As an example, if PTIC II has borrowed $150,000 pursuant to the Promissory Note prior to the Closing, such $150,000 shall reduce by $150,000 the Sponsor Reimbursement Expenses, leaving $100,000 to be paid to the Sponsor as Sponsor Reimbursement Expenses; provided however, PTIC II will still be obligated to repay the $150,000 borrowed under the Promissory Note, for a total of $250,000 (i.e., $150,000 under the Promissory Note and $100,000 pursuant to the Sponsor Reimbursement Expenses) in PTIC II Expenses.

4.      Effect of Amendment. Upon the execution and delivery of this Amendment, the Business Combination Agreement shall thereupon be deemed to be amended as set forth in this Amendment with the same effect as if the amendments made hereby were originally set forth in the Business Combination Agreement, and this Amendment and the Business Combination Agreement shall be read, taken and construed as one and the same instrument.

5.      General. Except as expressly provided in this Amendment, all of the terms and provisions of the Business Combination Agreement are and will remain in full force and effect. The amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Business Combination Agreement or as a waiver of or consent to any further or future action on the part of the Parties hereto that would require the waiver or consent of the Parties hereto. ARTICLE 9 OF THE BUSINESS COMBINATION AGREEMENT SHALL APPLY TO THIS AMENDMENT AS THOUGH FULLY SET FORTH HEREIN.

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

PROPTECH INVESTMENT CORPORATION II
By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chairman, Co-Chief Executive Officer and President
By:	/s/ Joseph Beck
Name:	Joseph Beck
Title:	Co-Chief Executive Officer and Chief Financial Officer

[Signature Page to Amendment No. 3 to Business Combination Agreement]

RW NATIONAL HOLDINGS, LLC
By:	/s/ Christopher Laurence
Name:	Christopher Laurence
Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to Business Combination Agreement]

SELLERS’ REPRESENTATIVE
By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Chairman

[Signature Page to Amendment No. 3 to Business Combination Agreement]